As filed with the Securities and Exchange Commission on January 21, 1999

                                      Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                        Waste Systems International, Inc.
                    (formerly "BioSafe International, Inc.")
             (Exact name of Registrant as specified in its charter)

      Delaware                                          95-4203626
(State of incorporation)                 (I.R.S. Employer Identification Number)

                          420 Bedford Street, Suite 300
                               Lexington, MA 02173
                                 (781) 862-3000

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        WASTE SYSTEMS INTERNATIONAL, INC.
            AMENDED AND RESTATED 1995 STOCK OPTION AND INCENTIVE PLAN

                        WASTE SYSTEMS INTERNATIONAL, INC.
       AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)


                                  Robert Rivkin
                        Waste Systems International, Inc.
                          420 Bedford Street, Suite 300
                               Lexington, MA 02173
                                (781) 862-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ----------------------------

                                 With copies to:
                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                         -----------------------------




                         CALCULATION OF REGISTRATION FEE
============================= ----------------------- ------------------------- ------------------------- ------------------
 Title of Securities Being         Amount to be           Proposed Maximum          Proposed Maximum          Amount of
         Registered               Registered (1)      Offering Price Per Share  Aggregate Offering Price  Registration Fee
============================= ======================= ========================= ========================= ==================
         Common Stock,            411,518 shares              $6.25(2)                        $2,571,988       $2,334
         $.01 par value per        3,000 shares               $6.50(2)                           $19,500
share                              7,500 shares               $6.63(2)                           $49,725
                                  98,500 shares               $9.00(2)                          $886,500
                                   2,000 shares               $8.00(2)                           $16,000
                                  20,000 shares               $8.88(2)                          $177,600
                                   5,000 shares               $7.25(2)                           $36,250
                                  80,000 shares               $9.25(2)                          $740,000
                                   2,000 shares               $8.63(2)                           $17,260
                                   5,000 shares               $9.23(2)                           $46,150
                                   7,500 shares               $7.00(2)                           $52,500
                                657,982 shares(3)             $5.75(4)                        $3,783,397
                                -------                                                        ---------
                                1,300,000                     $5.75                           $8,396,870
                                =========                                                     ==========

============================= ======================= ========================= ========================= ==================



(1) Plus such additional number of shares as may be required pursuant to the Waste Systems International, Inc. Amended and Restated 1995 Stock Option and Incentive Plan (the "Employee Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

(3)      Includes shares reserved for issuance pursuant to the Employee Plan.

(4) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee based on the average of the high and low prices of the Issuer's Common Stock on the Nasdaq SmallCap market on January 6, 1999.

                     STATEMENT OF INCORPORATION BY REFERENCE

         In accordance with General Instruction E to Form S-8, the contents of the following document filed by Waste Systems International, Inc., a Delaware corporation ("the Company"), with the Securities and Exchange Commission are incorporated herein by reference: the Company's Registration Statement on Form S-8 filed on April 24, 1998 (File No. 333-50955) relating to the Waste Systems International, Inc. Amended and Restated 1995 Stock Option and Incentive Plan (the "Employee Plan") and the Waste Systems International, Inc. Amended and Restated 1995 Stock Option Plan for Non-Employee Directors. This Registration Statement is being filed to register an additional 1,300,000 shares of common stock subject to issuance under the Employee Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel

         The validity of securities offered hereby has been passed upon by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, as counsel for the Company.


Item 8.  Exhibits.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit

        5.1       Opinion of Goodwin, Procter & Hoar LLP  as to the legality of the securities being registered.
       23.1       Consent of Goodwin, Procter & Hoar LLP (included in
                    Exhibit 5.1 hereto).
       23.2       Consent of KPMG LLP, Independent Accountants.
       24.1       Powers of Attorney (included in signature page on page 2 of this registration statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 20th day of January, 1999.

                             WASTE SYSTEMS INTERNATIONAL, INC.


                         By: /s/   Robert Rivkin
                                  -----------------
                                   Robert Rivkin
                                   Executive Vice President - Acquisitions,
                                   Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Waste Systems International, Inc. hereby severally constitute Philip Strauss and Robert Rivkin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Waste Systems International, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

 Signature                         Capacity                           Date

/s/ Philip Strauss     Chairman, President and Chief           January 21, 1999
------------------     Executive Officer (Principal
Philip Straus          Executive Officer)

/s/ Robert Rivkin      Executive Vice President -
----------------       Acquisitions, Chief Financial           January 21, 1999
Robert Rivkin          Officer, Secretary and Treasurer
                       (Principal Financial and
                       Accounting Officer)

/s/ Jay Matulich       Director                                January 21, 1999
----------------
Jay Matulich


/s/ David Breazzano    Director                                January 21, 1999
-------------------
David Breazzano


/s/ Charles Johnston   Director                                January 21, 1999
--------------------
Charles Johnston


/s/ Judy Mencher       Director                                January 21, 1999
----------------
Judy Mencher


/s/ William Philipbar  Director                                January 21, 1999
---------------------
William Philipbar

                                  EXHIBIT INDEX


Exhibit No.                                     Description

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1           Consent of Goodwin, Procter & Hoar LLP (included in
                    Exhibit 5.1 hereto).

     23.2           Consent of KPMG LLP, Independent Accountants.

     24.1 Powers of Attorney (included on page 2 of this Registration statement).

                                                                     Exhibit 5.1


                                Janbuary 20, 1999


Waste Systems International, Inc.
420 Bedford Street, Suite 300
Lexington, MA 02173

         Re:      Legality of Securities to be Registered Under
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,300,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Waste Systems International, Inc., a Delaware corporation (the "Company").

         In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation of the Company, as amended and restated to the date hereof and on file with the Delaware Secretary of State; the By-laws of the Company; such records of the corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement; and the Waste Systems International, Inc. Amended and Restated 1995 Stock Option and Incentive Plan, as amended to date (the "Plan"). In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                 /s/Goodwin, Procter & Hoar LLP
                                                    --------------------------
                                                   GOODWIN, PROCTER & HOAR LLP

                                                                Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement pertaining to the Waste Systems International, Inc. 1995 Amended and Restated Stock Option and Incentive Plan, as amended, on Form S-8 of our report dated March 26, 1998, on our audits of the financial statements of Waste Systems International, Inc. (formerly BioSafe International, Inc.) as of December 31, 1997, which report is included in the 1997 Annual Report on Form 10-K. Our report dated March 26, 1998 includes an explanatory paragraph that states that the Company must raise substantial additional capital and must achieve a level of revenues adequate to support its cost structure, which raiases substantial doubt about its ability to continue as a going concern. The consolidated financial statements incorporated by reference herein do not include any adjustments that might result from the outcome of that uncertainty.



                                                        KPMG Peat Marwick  LLP

Boston, Massachusetts
January 18, 1999